                                                                    EXHIBIT 99.2



                    UNAUDITED PRO FORMA FINANCIAL INFORMATION


On September 15, 1998, Hexcel Corporation ("Hexcel" or the "Company") acquired from Clark-Schwebel, Inc. and its subsidiaries (collectively, "Clark-Schwebel" or the "Seller") certain assets and operating liabilities of its industrial fabrics business (the "Acquired Fabrics Business"). This acquisition was completed pursuant to an Asset Purchase Agreement dated July 25, 1998, as amended, by and among Hexcel, Stamford CS Acquisition Corp., Clark-Schwebel Holdings, Inc. and Clark-Schwebel, Inc.

In exchange for the net assets of the Acquired Fabrics Business and in partial payment for a related ownership interest in a European fabrics joint venture (the "European Joint Venture Interest"), Hexcel paid the Seller approximately $444 million in cash, subject to certain potential adjustments. The Company also agreed to pay an additional $19 million to complete the acquisition of the European Joint Venture Interest, which is comprised of 43.6% of the outstanding common stock of the venture and options to purchase up to an additional 40% of such stock. Consummation of the acquisition of the European Joint Venture Interest is subject to the receipt of certain regulatory approvals. If such approvals are not received on or before January 24, 1999, either the Company or the Seller may terminate the Company's obligation to acquire the European Joint Venture Interest, in which case the Company's commitment to pay the additional $19 million will be extinguished and the Company will be entitled to receive a share of the sales proceeds resulting from the disposition of the European Joint Venture Interest by the Seller.

In connection with the acquisition of the Acquired Fabrics Business, Hexcel also agreed to lease $50 million of property, plant and equipment used in the Acquired Fabrics Business from an affiliate of the Seller, pursuant to a long-term lease with purchase options. Furthermore, the Company obtained a new global credit facility (the "Senior Credit Facility") that provides for up to $910 million of borrowing capacity. Borrowings under the Senior Credit Facility were used to fund the cash purchase price of approximately $444 million and to refinance the Company's previous bank debt. The Senior Credit Facility is also available to provide for ongoing working capital requirements and general corporate purposes.

The following unaudited pro forma condensed combined balance sheet as of June 30, 1998 was prepared to illustrate the effects of (a) the acquisition of certain assets and operating liabilities of the Acquired Fabrics Business from the Seller, (b) the acquisition of the European Joint Venture Interest; (c) the lease of $50 million in property, plant and equipment used in the Acquired Fabrics Business from an affiliate of the Seller, and (d) initial borrowings under the new Senior Credit Facility to finance the acquisition of the Acquired Fabrics Business and the European Joint Venture Interest and to refinance Hexcel's previous bank debt (collectively, the "Pro Forma Transactions"), as if these transactions had occurred on June 30, 1998. The following unaudited pro forma condensed combined statements of operations for the six months ended June 30, 1998 and for the year ended December 31, 1997 have been prepared to illustrate the estimated effects of the Pro Forma Transactions as if they had occurred at the beginning of the periods presented.

The unaudited pro forma financial information presented below is derived from the audited financial statements of Hexcel and Clark-Schwebel as of and for the years ended December 31, 1997 and January 3, 1998, respectively, and from the unaudited financial statements of Hexcel and Clark-Schwebel as of and for the six month periods ended June 30, 1998 and July 4, 1998, respectively. The acquisition of certain assets and operating liabilities has been accounted for using the purchase method of accounting. Accordingly, the estimated purchase price has been allocated to the assets acquired and liabilities assumed based upon preliminary estimates of fair market values, subject to revision when additional information concerning asset and liability valuations is obtained.

The following unaudited pro forma financial information is not necessarily indicative of the results of operations or financial condition that would have been reported had the events assumed therein occurred on the dates indicated, nor is it necessarily indicative of results of operations or financial position that may be achieved in the future. This pro forma financial information is based on a number of assumptions and estimates made by management using available information, and does not give effect to certain changes in the operating results of the combined pro forma business that may result from the Pro Forma Transactions. Among other things, this pro forma financial information does not reflect any operating cost reductions or other synergistic benefits that management expects to achieve as a result of combining the Acquired Fabrics Business with Hexcel, or the associated costs necessary to achieve such benefits. In addition, the pro forma results of operations presented below exclude certain pre-tax non-recurring charges that result directly from the acquisition, including: (a) an approximately $2 million increase in cost of sales during the first three months following the acquisition, resulting from the adjustment of acquired inventories to estimated fair value, and (b) the write-off of approximately $1.1 million in capitalized debt issuance costs in connection with the refinancing of the Company's previous bank debt with the new Senior Credit Facility.


PRELIMINARY PURCHASE PRICE ALLOCATION

For purposes of preparing the accompanying unaudited pro forma financial information, the aggregate purchase price of $463 million, which includes the commitment to pay $19 million to complete the acquisition of the European Joint Venture Interest, has been allocated to the net assets being acquired on the basis of preliminary estimates of fair market values as of June 30, 1998. These preliminary estimates of fair market values are as follows:

             (AMOUNTS IN THOUSANDS OF US DOLLARS)


     Accounts receivable                                                                    $   22,153
     Inventories                                                                                39,799
     Prepaid expenses and other assets                                                             615
     Property, plant and equipment                                                              20,000
     Investments in joint ventures, intangibles and other assets (including  the
         European Joint Venture Interest)                                                      420,775
     Accounts payable                                                                          (22,994)
     Accrued liabilities                                                                       (13,231)
     Other non-current liabilities                                                              (4,117)

                                                                                          ---------------

         Estimated fair value of net assets acquired, excluding transaction costs              463,000

     Estimated transaction costs incurred and capitalized by Hexcel                             13,500

                                                                                          ---------------

         Estimated fair value of net assets acquired, including transaction costs            $ 476,500
   ------------------------------------------------------------------------------------------------------



In connection with the acquisition of the Acquired Fabrics Business, Hexcel also agreed to lease $50 million of property, plant and equipment used in the Acquired Fabrics Business from an affiliate of the Seller, pursuant to a long-term lease with purchase options.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               AS OF JUNE 30, 1998
                                 (IN THOUSANDS)


                                                                    ---------------------------------------------------------
                                                                           HISTORICAL                    PRO FORMA
                                                                    -----------------------       ---------------------------
                                                                                   CLARK-
                                                                     HEXCEL       SCHWEBEL        ADJUSTMENTS      COMBINED
                                                                    ---------     ---------       -----------     -----------
ASSETS

Current assets:
    Cash and cash equivalents                                      $   6,969     $  14,175       $  (14,175)(a)  $     6,969
    Accounts receivable                                              197,388        22,153               --          219,541
    Inventories                                                      183,257        35,799            4,000 (b)      223,056
    Prepaid expenses and other assets                                 23,623           615               --           24,238
                                                                    ---------     ---------       -----------     -----------

        Total current assets                                         411,237        72,742          (10,175)         473,804

Net property, plant and equipment                                    340,789        57,942           12,058 (c)      410,789
Investments in joint ventures, intangibles and other assets           92,587       113,309          319,860 (d)      525,756
                                                                    ---------     ---------       -----------     -----------

        Total assets                                               $ 844,613     $ 243,993       $  321,743      $ 1,410,349
                                                                    ---------     ---------       -----------     -----------
                                                                    ---------     ---------       -----------     -----------

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Notes payable and current maturities
        of long-term liabilities                                   $  16,055     $      --       $       --      $    16,055
    Accounts payable                                                  70,225        22,994               --           93,219
    Accrued liabilities                                               95,291        17,631           (4,400)(e)      108,522
                                                                    ---------     ---------       -----------     -----------

        Total current liabilities                                    181,571        40,625           (4,400)         217,796

Long-term notes payable and capital lease obligations                301,819       155,994          370,506 (f)      828,319
Indebtedness to related parties                                       35,459            --               --           35,459
Other non-current liabilities                                         36,759        23,717          (19,600)(g)       40,876
                                                                    ---------     ---------       -----------     -----------

        Total liabilities                                            555,608       220,336          346,506        1,122,450
        Total shareholders' equity                                   289,005        23,657          (24,763)(h)      287,899
                                                                    ---------     ---------       -----------     -----------

        Total liabilities and shareholders' equity                 $ 844,613     $ 243,993       $  321,743      $ 1,410,349
                                                                    ---------     ---------       -----------     -----------
                                                                    ---------     ---------       -----------     -----------

PRO FORMA ADJUSTMENTS -- UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                                                                                           JUNE 30,
      (AMOUNTS IN THOUSANDS OF US DOLLARS)                                                                  1998
                                                                                                      -----------------
(a)    Adjustment to eliminate the cash and cash equivalents of the Acquired Fabrics
          Business which were not acquired by Hexcel.                                                        (14,175)
      -----------------------------------------------------------------------------------------------------------------

(b)    Adjustment to increase the basis of acquired inventories to an estimated fair
          value of $39,799.                                                                                    4,000
      -----------------------------------------------------------------------------------------------------------------

(c)    Adjustment to increase the basis of acquired property, plant and equipment to estimated fair value, and to recognize the estimated fair value of property, plant and equipment to be leased pursuant
          to a long-term lease with purchase options.                                                         12,058
      -----------------------------------------------------------------------------------------------------------------

(d)    Adjustment to reflect the following:
          Increase in the basis of acquired investments in joint ventures, intangibles and other assets to an estimated aggregate fair value
            of $420,775.                                                                                     307,466
          Capitalization of certain transaction costs incurred in connection with completing the acquisition and obtaining the new Senior
            Credit Facility.                                                                                  13,500
          Write-off of the unamortized balance of capitalized debt issuance costs for Hexcel's previous bank debt, in connection with the
            refinancing of such debt.                                                                         (1,106)
                                                                                                      -----------------
          Net adjustment                                                                                     319,860
      -----------------------------------------------------------------------------------------------------------------

(e)    Adjustment  to eliminate  certain  current  liabilities  of the Acquired  Fabrics
          Business which were not assumed by Hexcel.                                                          (4,400)
      -----------------------------------------------------------------------------------------------------------------

                                                                                                           JUNE 30,
      (AMOUNTS IN THOUSANDS OF US DOLLARS)                                                                  1998
                                                                                                      -----------------
(f)    Adjustment to reflect the following:
          Net borrowings under the new Senior Credit Facility to finance the acquisition of certain assets and operating liabilities of the
            Acquired Fabrics Business.                                                                       444,000
          Obligation  arising from the  commitment to pay an additional $19,000 for the  European  Joint  Venture  Interest,  subject to the  receipt of certain
            regulatory approvals.                                                                             19,000
          Obligation  arising from the lease of property,  plant and  equipment  from an
            affiliate of the Seller.                                                                          50,000
          Borrowings   under  the  new  Senior  Credit   Facility  to  finance   certain
            transaction costs.                                                                                13,500
          Elimination  of the debt  obligations of the Acquired  Fabrics  Business which
            were not assumed by Hexcel.                                                                     (155,994)
                                                                                                      -----------------
          Net adjustment                                                                                     370,506
      -----------------------------------------------------------------------------------------------------------------

(g)    Adjustment to eliminate certain  non-current  liabilities of the Acquired Fabrics
          Business which were not assumed by Hexcel.                                                         (19,600)
      -----------------------------------------------------------------------------------------------------------------

(h)    Adjustment to reflect the following:
          Elimination of the net shareholders' equity of the Acquired Fabrics Business.                      (23,657)
          Recognition of the write-off of the  unamortized  balance of capitalized  debt
            issuance costs relating to Hexcel's previous bank debt.                                           (1,106)
                                                                                                      -----------------
          Net adjustment                                                                                     (24,763)
      -----------------------------------------------------------------------------------------------------------------

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                       THE SIX MONTHS ENDED JUNE 30, 1998
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                             ------------------------------------------------------------
                                                                     HISTORICAL                        PRO FORMA
                                                             ---------------------------      ---------------------------
                                                                               CLARK-
                                                               HEXCEL         SCHWEBEL        ADJUSTMENTS       COMBINED
                                                             ----------     ------------      -----------       ---------
Net sales                                                   $ 530,278      $   111,664       $        --       $ 641,942

Cost of sales                                                (392,961)         (84,546)             (500)(a)    (478,007)
                                                             ----------     ------------      -----------       ---------

     Gross margin                                             137,317           27,118              (500)        163,935

Selling, general and administrative expenses                  (54,359)          (6,854)           (4,700)(b)     (65,913)
Research and technology expenses                              (11,066)          (1,162)               --         (12,228)
Business acquisition and consolidation expenses
                                                                   --               --                --              --
                                                             ----------     ------------      -----------       ---------

     Operating income                                          71,892           19,102            (5,200)         85,794

Interest expense                                              (13,711)          (8,885)           (9,800)(c)     (32,396)
Other expense                                                      --               (2)               --              (2)
                                                             ----------     ------------      -----------       ---------

     Income before income taxes                                58,181           10,215           (15,000)         53,396

Benefit (provision) for income taxes                          (21,133)          (4,090)            5,813 (d)     (19,410)
Equity in earnings of joint ventures, net                           -            2,521             1,220 (e)       3,741
                                                             ----------     ------------      -----------       ---------

     Net income                                             $  37,048      $     8,646       $    (7,967)      $  37,727
                                                             ----------     ------------      -----------       ---------
                                                             ----------     ------------      -----------       ---------

Net income per share:
     Basic                                                  $    1.00                                          $    1.02
     Diluted                                                     0.86                                               0.88
                                                             ----------                                         ---------
                                                             ----------                                         ---------

Weighted average shares:
     Basic                                                     36,867                                             36,867
     Diluted                                                   46,419                                             46,419
                                                            ----------                                          ---------
                                                            ----------                                          ---------

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                        THE YEAR ENDED DECEMBER 31, 1997
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                       --------------------------------------------------------------
                                                               HISTORICAL                         PRO FORMA
                                                       ----------------------------      ----------------------------
                                                                           CLARK-
                                                          HEXCEL          SCHWEBEL       ADJUSTMENTS       COMBINED
                                                       -----------      -----------      -----------      -----------
Net sales                                             $    936,855     $    240,204     $         --     $  1,177,059

Cost of sales                                             (714,223)        (184,901)          (1,000)(a)     (900,124)
                                                       -----------      -----------      -----------      -----------

     Gross margin                                          222,632           55,303           (1,000)         276,935

Selling, general and administrative expenses              (102,449)         (13,713)          (8,915)(b)     (125,077)
Research and technology expenses                           (18,383)          (2,274)              --          (20,657)
Business acquisition and consolidation expenses            (25,343)              --               --          (25,343)
                                                        -----------      -----------      -----------      -----------

     Operating income                                       76,457           39,316           (9,915)         105,858

Interest expense                                           (25,705)         (15,176)         (23,043)(c)      (63,924)
Other income                                                    --               35               --               35
                                                        -----------      -----------      -----------      -----------

     Income before income taxes                             50,752           24,175          (32,958)          41,969

Benefit (provision) for income taxes                        22,878           (9,657)          12,819 (d)       26,040
Equity in earnings of joint ventures, net                       --            3,997            2,755 (e)        6,752
                                                        -----------      -----------      -----------      -----------

     Net income                                        $    73,630      $    18,515      $   (17,384)     $    74,761
                                                        -----------      -----------      -----------      -----------
                                                        -----------      -----------      -----------      -----------

Net income per share:
     Basic                                             $      2.00                                        $      2.03
     Diluted                                                  1.74                                               1.76
                                                        -----------                                        -----------
                                                        -----------                                        -----------

Weighted average shares:
     Basic                                                  36,748                                             36,748
     Diluted                                                45,997                                             45,997
                                                        -----------                                        -----------
                                                        -----------                                        -----------

PRO FORMA ADJUSTMENTS -- UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

                                                                                        THE SIX
                                                                                         MONTHS             THE YEAR
                                                                                         ENDED               ENDED
      (AMOUNTS IN THOUSANDS OF US DOLLARS)                                              6/30/98             12/31/97
                                                                                    ---------------     ---------------
(a)    Adjustment to reflect the increase in depreciation costs resulting from the adjustment to fair value of acquired property, plant and equipment, and from the recognition at fair value of property, plant and equipment to be leased pursuant to a long-term lease
          with purchase options.                                                            (500)             (1,000)
      -----------------------------------------------------------------------------------------------------------------

(b)    Adjustment to reflect the following:
          Elimination of management fees and other expenses paid by the
            Acquired Fabrics Business to the selling shareholders.                           500               1,485
          Amortization of the excess of  purchase price over the net assets acquired (using a 30-year weighted average amortization period,
            based on asset lives ranging from 3 to 40 years).                             (5,200)            (10,400)
                                                                                    -----------------------------------
          Net adjustment                                                                  (4,700)             (8,915)
      -----------------------------------------------------------------------------------------------------------------

(c)   Adjustment to reflect the following:
          Elimination of interest expense on debt obligations of the Acquired
            Fabrics Business which were not assumed by Hexcel.                             8,885              15,176
          Net increase in interest expense  attributable to borrowings under the new  Senior  Credit  Facility  to  finance  the  acquisition  and to
            refinance Hexcel's previous bank debt.                                       (16,885)            (34,619)
            (Interest  on  outstanding   borrowings   under  the  Senior  Credit
            Facility  is  computed  at  variable   rates  based  on  the  London
            interbank rate or, at the option of Hexcel, the base rate of the administrative agent for the lenders. For purposes of estimating pro forma adjustments, a weighted average interest rate of approximately 7.5% has been used.)
          Estimated interest expense under a long-term lease for $50,000 of
            property, plant and equipment.                                                (1,800)             (3,600)
                                                                                    -----------------------------------
          Net adjustment                                                                  (9,800)            (23,043)
      -----------------------------------------------------------------------------------------------------------------

(d)    Adjustment  to reflect an average  income tax rate of 36% on the Acquired
          Fabrics Business and on related transaction costs.                               5,813              12,819
      -----------------------------------------------------------------------------------------------------------------

(e)    Adjustment to reflect Hexcel's ability to utilize certain tax attributes to reduce aggregate tax expense on the equity in
          earnings of the Acquired Fabrics Business joint ventures.                        1,220               2,755
      -----------------------------------------------------------------------------------------------------------------